SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2005

AEOLUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-50481	56-1953785
(Commission File Number)	(IRS Employer ID Number)

P.O. Box 14287
79 T. W. Alexander Drive
4401 Research Commons, Suite 200
Research Triangle Park, North Carolina	27709
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 558-8688

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 20, 2005, Aeolus Pharmaceuticals, Inc. (“Aeolus”) entered into a Consulting Agreement with John L. McManus under which Mr. McManus was appointed President of Aeolus and will perform services related to duties and responsibilities commensurate with this title. Pursuant to the agreement, Mr. McManus will be paid $10,000 a month and at the end of each month during the agreement, Aeolus will grant Mr. McManus a fully vested stock option to purchase 10,000 shares of Aeolus common stock with an exercise price equal to the closing stock price on the date of grant. In addition, the agreement provides that Mr. McManus will be entitled to receive a cash bonus of $75,000 if during the term of the agreement Aeolus enters into a definitive agreement for an equity financing of at least $5 million or if there is a change of control of Aeolus, including through an acquisition or merger. The agreement runs for one year unless terminated earlier and may be terminated by either party for any reason upon 30 days notice. If the agreement is terminated by Aeolus for any reason other than for cause prior to December 31, 2005, Aeolus shall pay Mr. McManus a one month severance fee of $10,000. A copy of Aeolus’ Consulting Agreement with Mr. McManus is attached as Exhibit 10.119 to this Current Report on Form 8-K.

On June 16, 2005, Aeolus entered into a Consulting Agreement with McManus & Company, Inc. (“M&C”) to provide services on behalf of Aeolus in certain areas, including: audit coordination, facilitation and administration; shareholder services; accounting; legal coordination; and financial statement preparation and reporting. In connection with the retention of M&C, Michael P. McManus, Executive Vice President of M&C, was appointed Chief Accounting Officer and Treasurer of Aeolus on June 16, 2005. Under the Consulting Agreement, M&C will be paid $12,500 a month and at the end of each month during the agreement, Aeolus will grant Michael McManus a fully vested stock option to purchase 1,250 shares of Aeolus common stock with an exercise price equal to the closing stock price on the day of the grant. The initial term of the agreement runs for one year unless terminated earlier. The agreement will automatically renew for additional one-year periods, unless either party gives written notice at least 90 days prior to the commencement of the next year, of such party’s intent not to renew the agreement. The agreement may be terminated by either party upon 30 days notice. If the agreement is terminated by Aeolus for any reason other than for cause, Aeolus shall pay M&C all payments due and owing, if any, under this agreement. A copy of Aeolus’ Consulting Agreement with M&C is attached as Exhibit 10.120 to this Current Report on Form 8-K.

On June 21, 2005, Aeolus entered into a Separation Agreement and General Release (the “Separation Agreement”) with Richard Reichow, Aeolus’ former Executive Vice President, Chief Financial Officer and Secretary. Pursuant to the terms of the Separation Agreement, Aeolus will make Mr. Reichow a lump sum payment of $10,000 and provide Mr. Reichow with healthcare coverage through the earlier of April 2006 or the date on which Mr. Reichow obtains full-time employment. A copy of the Separation Agreement is attached as Exhibit 10.121 to this Current Report on Form 8-K.

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        Item 1.02 Termination of a Definitive Material Agreement.

Effective June 16, 2005, Aeolus elected not to renew its Employment Agreement (the “Employment Agreement”) with Mr. Reichow. The Employment Agreement provided for an annual salary of $275,000 as well as participation in the Company’s medical, dental, and life insurance benefit plans. In addition, the Employment Agreement entitled Mr. Reichow to receive a lump sum severance payment equal to nine months’ pay based upon his then current salary if he is terminated without cause, plus 30 days notice prior to termination (which can be provided in the form of one month’s salary). In addition, the Employment Agreement entitled Mr. Reichow to receive nine months’ of healthcare payments following his date of termination. Accordingly, Aeolus will pay Mr. Reichow $206,250, representing nine months’ of his then current salary and an additional $22,917 in lieu of 30 days’ notice of termination.

        Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective June 20, 2005, Shayne C. Gad, Ph.D. resigned as President of Aeolus. Dr. Gad will also be resigning from his regulatory consulting duties on behalf of Aeolus upon completion of the single-dose clinical evaluation of Aeolus’ lead compound, AEOL 10150, to pursue consulting activities for other companies.

As described under Item 1.01 above, John McManus was appointed President of Aeolus on June 20, 2005. Mr. McManus, age 40, is the President of M&C and McManus Financial Consultants, Inc. (“MFC”), which provide strategic, financial and investor relations advice to senior managements and boards of directors of public companies. He has acted as President of M&C and MFC since 1996. From 2002 to 2003, Mr. McManus also served as Vice President, Finance and Strategic Planning of Spectrum Pharmaceuticals, Inc., where he had primary responsibility for restructuring Spectrum’s operations and finances, including the design and implementation of strategic and financial plans. From 2000 to 2002, Mr. McManus also served as Vice President of Investor Relations for NeoTherapeutics, Inc. Mr. McManus received his degree in Business Administration from the University of Southern California. He is the brother of Michael McManus, Aeolus’ Chief Accounting Officer, Treasurer and Secretary. A summary of the terms Mr. McManus’ Consulting Agreement with Aeolus is included under Item 1.01 above.

As set forth under Item 1.01 above, Michael McManus was appointed Chief Accounting Officer, Treasurer and Secretary of Aeolus on June 16, 2005. Mr. McManus, age 36, has served as the Executive Vice President of M&C and MFC since 1995. From 2002 to 2003, Mr. McManus also served as Controller of Spectrum Pharmaceuticals, Inc. Prior to joining M&C, from 1991 to 1995, he worked at PriceWaterhouse LLP as an audit manager for healthcare and financial services companies. Mr. McManus is a retired Certified Public Accountant and holds a B.S. in Accounting from the University of Southern California. He is the brother of John McManus, Aeolus’ President. A summary of the terms of the Consulting Agreement between M&C and Aeolus is included under Item 1.01 above.

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A copy of the press release issued by Aeolus on June 21, 2005 announcing these events is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit 10.119	Consulting Agreement dated June 20, 2005 between Aeolus Pharmaceuticals, Inc. and John L. McManus

Exhibit 10.120	Consulting Agreement dated June 16, 2005 between Aeolus Pharmaceuticals, Inc. and McManus & Company, Inc.

Exhibit 10.121	Separation Agreement and General Release dated June 21, 2005 between Aeolus Pharmaceuticals, Inc. and Richard W. Reichow

Exhibit 99.1	Press release dated June 21, 2005

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

AEOLUS PHARMACEUTICALS, INC.

Date: June 21, 2005	/s/ Michael P. McManus
Michael P. McManus Chief Accounting Officer, Treasurer and Secretary

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